Exhibit 3.48

FTI TECHNOLOGY LLC

AMENDMENT NO. 1 to AMENDED and RESTATED OPERATING AGREEMENT

THIS AMENDMENT No. 1 dated as of September 6, 2007 (this “Amendment”), to the Amended and Restated Operating Agreement dated as of August 30, 2007 (the “Agreement”), of FTI Technology LLC, a Maryland limited liability company (the “Company”), is made and entered into as of the date hereof.

RECITALS

WHEREAS, FTI Consulting, Inc., a Maryland corporation (“FTI”), has transferred its member interest (the “Interest”) in the Company effective as of September 6, 2007 (the

“Effective Date”); and

NOW THEREFORE, Schedule A of the Agreement is hereby amended in its entirety as attached to this amendment to reflect the new Member of the Company.

All remaining Sections of the Agreement shall remain in full force and effect without change.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first written above.

MEMBER:

FTI INTERNATIONAL LLC

By:

Name: Eric B. Miller

Title: Vice President

Schedule A

Member, Address, and Membership Interest

Member and Address

FTI International LLC

909 Commerce Road

Annapolis, Maryland 21401

Membership Interest

100%